UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2017

Commission File Number	Exact name of Registrant as specified in its charter, Address of principal executive offices and Telephone number	State of incorporation	I.R.S. Employer Identification Number
001-35979	HD SUPPLY HOLDINGS, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	26-0486780

333-159809	HD SUPPLY, INC. 3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia 30339 (770) 852-9000	Delaware	75-2007383

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 25, 2017, HD Supply, Inc. (the “Company”) entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) by and among the Company, the subsidiary guarantors signatory thereto, and Wells Fargo Bank, National Association (the “Trustee”), which amends and supplements the Indenture, dated as of April 11, 2016, as amended and supplemented by the First Supplemental Indenture, dated as of April 11, 2016 (together, the “Indenture”), in each case, among the Company, the subsidiary guarantors signatory thereto, and the Trustee.

The Second Supplemental Indenture effects certain Proposed Amendments (as defined below) to the Indenture pertaining to the Company’s 5.75% Senior Notes due 2024 (CUSIP Nos. 40415R AR6 and U4047C AJ6) (the “Notes”). Holders of a majority in aggregate principal amount of the outstanding Notes consented to the Proposed Amendments.

The Proposed Amendments (a) amend the definition of “Permitted Payments” contained in the Indenture to permit an additional category of Permitted Payments permitting Restricted Payments (as defined in the Indenture) at any time in an aggregate amount not to exceed (x) $500,000,000 and (y) thereafter, upon full use of such capacity set forth in clause (x), an additional amount, if any, such that, after giving pro forma effect to such Restricted Payment, the Company’s Consolidated Leverage Ratio (as defined in the Second Supplemental Indenture) does not exceed 3.00 to 1.00; (b) increase the interest rate for the Notes to 7.00% per annum commencing April 15, 2019, to the extent the Notes remain outstanding after April 15, 2019; (c) amend the definition of “Net Available Cash” contained in the Indenture to provide that the net proceeds from the sale of the Waterworks business unit consummated on August 1, 2017 (other than proceeds to be applied to redeem the Company’s 2021 Notes (as defined in the Second Supplemental Indenture)) shall be excluded and accordingly, the Company will not be required to apply the remaining net proceeds in accordance with the provision of the “Sale of Assets” covenant of the Indenture and (d) amend the definition of “Consolidated EBITDA” contained in the Indenture to provide that while the Company may continue to include in the calculation thereof projected cost savings, it may only do so with respect to those realized as a result of actions taken or to be taken in connection with a purchase of assets from, or a sale of assets to, a third party (excluding the Waterworks Sale (as defined in the Second Supplemental Indenture)) (collectively, the “Proposed Amendments”).

The Second Supplemental Indenture is attached hereto as Exhibit 4.1. The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, which is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01  Other Events.

On August 25, 2017, the Company issued a press release announcing the successful completion of the consent solicitation of the holders of the Notes regarding the Second Supplemental Indenture, described in Item 1.01 above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Second Supplemental Indenture, dated as of August 25, 2017, by and among the Company, the subsidiary guarantors signatory thereto, and the Trustee.

99.1	Press Release “HD Supply, Inc. Announces the Successful Completion of the Consent Solicitation Relating to its 5.75% Senior Notes due 2024,” dated August 25, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	HD Supply Holdings, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017	HD Supply, Inc.

	By:	/s/ Dan S. McDevitt
Dan S. McDevitt
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Second Supplemental Indenture, dated as of August 25, 2017, by and among the Company, the subsidiary guarantors signatory thereto, and the Trustee.

99.1	Press Release “HD Supply, Inc. Announces the Successful Completion of the Consent Solicitation Relating to its 5.75% Senior Notes due 2024,” dated August 25, 2017.